Exhibit 99.1

Herbalife Reports Record Full Year 2016 Worldwide Volume; Number of Preferred Members in the U.S. Approximately 300,000; Record Worldwide Sales Leader Retention; Announces a New Share Buyback Authorization of $1.5 Billion

  Record full year 2016 worldwide volume points of 5.6 billion, representing year over year growth of approximately 5%
  Full year 2016 net sales of $4.5 billion, consistent with prior year and an increase of 6% on a constant currency basis compared to the prior year period.
  Fourth quarter 2016 reported net sales of $1.0 billion
  Fourth quarter 2016 reported diluted EPS of $1.16 and adjusted1 diluted EPS of $1.00, which both include an $0.11 negative impact due to currency fluctuations
  Approximately 300,000 have converted to or signed-up as Preferred Members in the U.S.
  Record worldwide sales leader retention of 60.9%, record U.S. sales leader retention of 75.3%
  Company announces board approval of a new 3 year $1.5 billion share buyback program

LOS ANGELES--(BUSINESS WIRE)--February 23, 2017--Herbalife Ltd. (NYSE: HLF) reports results for the fourth quarter and full year ended December 31, 2016.

Michael O. Johnson, chairman and CEO of Herbalife, stated, “2016 was a dynamic and record-breaking year. Our members continue to successfully build customer-focused businesses, which is evident in our record volume and retention metrics. In addition, our new share buyback authorization is a further testament of our commitment to enhance shareholder value.”

The company reported record full year 2016 worldwide volume points of 5.6 billion, which represents an increase of approximately 5% compared to 2015. Reported full year 2016 net sales of $4.5 billion was flat, while constant currency net sales increased 6%, both compared to 2015.

On a reported basis, full year 2016 net income was $260.0 million, or $3.02 per diluted share, compared to net income of $339.1 million or $3.97 per diluted share for 2015.

Adjusted1 earnings for 2016 was $4.85 per diluted share compared to $4.952 per diluted share for 2015. Due to the negative impact of currency, full year 2016 reported and adjusted1 net income were each negatively impacted by $82.2 million, and reported diluted EPS and adjusted1 diluted EPS were each negatively impacted by $0.95.

For the fourth quarter 2016, the company reported net sales of $1.0 billion and a volume point decline of 1% compared to the prior year period.

On a reported basis, fourth quarter 2016 net income was $99.4 million, or $1.16 per diluted share, compared to net income of $84.5 million or $0.98 per diluted share for the fourth quarter in 2015.

Adjusted1 earnings for the fourth quarter was $1.00 per diluted share compared to $1.172 per diluted share for the comparable quarter in 2015. Due to the negative impact of currency, fourth quarter 2016 reported and adjusted1 net income were each negatively impacted by $9.5 million, and reported diluted EPS and adjusted1 diluted EPS were each negatively impacted by $0.11.

In a separate press release this afternoon, the Company announced that it has reached an agreement in principle to form a joint venture with China’s Tasly Holding Group. The press release can be found here http://ir.Herbalife.com.

Fourth Quarter and Fiscal 2016 Key Metrics3

Regional Volume Point Metrics

	Volume Points (Mil)		Volume Points (Mil)
Region	4Q '16	Yr/Yr % Chg	FY 2016	Yr/Yr % Chg
North America	270.5	1%	1,248.6	8%
Asia Pacific	273.2	1%	1,076.4	1%
EMEA	260.0	5%	1,049.6	14%
Mexico	226.7	7%	919.8	9%
South & Central America	163.9	-16%	663.0	-14%
China	136.5	-11%	624.7	7%
Worldwide Total	1,330.8	-1%	5,582.1	5%

Regional Net Sales and Foreign Exchange (“FX”) Impact

	Reported Net Sales	Growth/Decline	Growth/Decline
Region	4Q '16 (mil)	including FX	excluding FX
North America	$202.2	-1%	-1%
Asia Pacific	$225.9	-3%	-3%
EMEA	$196.6	2%	5%
Mexico	$104.8	-8%	9%
South & Central America	$120.8	-11%	-9%
China	$194.7	-12%	-6%
Worldwide Total	$1,045.0	-5%	-1%

	Reported Net Sales	Growth/Decline	Growth/Decline
Region	FY 2016 (mil)	including FX	excluding FX
North America	$955.7	9%	9%
Asia Pacific	$913.0	-3%	-1%
EMEA	$815.6	8%	14%
Mexico	$446.6	-7%	10%
South & Central America	$488.7	-14%	-3%
China	$868.8	3%	9%
Worldwide Total	$4,488.4	0%	6%

Outlook

John DeSimone, CFO of Herbalife, stated “the company’s new $1.45 billion debt deal and $1.5 billion share repurchase authorization combined with the strength of our balance sheet, allows us to capitalize on our global market potential, and gives us the financial flexibility to further create long-term shareholder value through investments that includes share repurchase."

With respect to guidance, the company cannot accurately predict the impact to its share base from any repurchases that may be made under the new authorization during 2017 and therefore the guidance table below excludes any impact thereof to EPS. However, the cost of the new debt deal is predictable and has been included.

	Three Months Ending		Twelve Months Ending
	March 31, 2017		December 31, 2017
	Low	High	Low	High
Volume Point Growth vs 2016	(5.0%)	(1.0%)	2.0%	5.0%
Net Sales Growth vs 2016	(9.0%)	(5.0%)	0.3%	3.3%
Diluted EPS (a)	$0.50	$0.70	$2.95	$3.35
Adjusted(b) Diluted EPS	$0.75	$0.95	$3.65	$4.05
Cap Ex ($ millions)	$15.0	$25.0	$125.0	$155.0
Effective Tax Rate (a)	26.8%	28.8%	26.8%	28.8%
Currency Adjusted Net Sales Growth vs 2016	(7.2%)	(3.2%)	3.6%	6.6%
Currency Adjusted Diluted EPS	$0.85	$1.05	$4.20	$4.60

(a) Excludes any ongoing tax effects from the exercise of equity awards that could impact our tax rate beginning fiscal year 2017 due to a recently issued stock compensation accounting standard.

(b) Adjusted diluted EPS, for the purposes of 2017 guidance, excludes the impact of expenses relating to challenges to the company’s business model, the impact of non-cash interest costs associated with the company’s convertible notes, FTC settlement implementation and expenses related to regulatory inquiries. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why we believe these non-GAAP measures are useful.

Forward guidance is based on the average daily exchange rates of the first three weeks of January.

Adjusted1 diluted EPS guidance for the first quarter 2017 includes a projected currency headwind of approximately $0.10 per diluted share versus the first quarter of 2016.

Full year 2017 adjusted1 diluted EPS guidance includes a projected currency headwind of approximately $0.50 per diluted share, compared to 2016, which is higher than the $0.15 headwind included in the guidance the company provided on its third quarter earnings call.

The Herbalife Investor Relations website contains a significant amount of financial and other information about the company at http://ir.herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

Fourth Quarter and Full Year 2016 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Thursday, February 23, 2017, at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (877) 317-1296, and (262) 320-2006 for international callers (conference ID 50583540). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 50583540). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife is a global nutrition company that has been changing people's lives with great products since 1980. Our nutrition, weight-management, energy and fitness and personal care products are available exclusively to and through dedicated Herbalife Independent Members in more than 90 countries. We are committed to fighting the worldwide problems of poor nutrition and obesity by offering high-quality products, one-on-one coaching with an Herbalife Member and a community that inspires customers to live a healthy, active life.

We support the Herbalife Family Foundation (HFF) and its Casa Herbalife programs to help bring good nutrition to children in need. We also sponsor more than 190 world-class athletes, teams and events around the globe, including Cristiano Ronaldo, the LA Galaxy and champions in many other sports.

The company has over 8,000 employees worldwide, and its shares are traded on the New York Stock Exchange (NYSE: HLF) with net sales of approximately $4.5 billion in 2016. To learn more, visit Herbalife.com or IAmHerbalife.com.

The company also encourages investors to visit its investor relations website at http://ir.herbalife.com as financial and other information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  our relationship with, and our ability to influence the actions of, our Members;
  improper action by our employees or Members in violation of applicable law;
  adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;
  legal challenges to our network marketing program;
  the consent order entered into with the FTC, the effects thereof and any failure to comply therewith;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;
  our inability to obtain the necessary licenses to expand our direct selling business in China;
  adverse changes in the Chinese economy;
  our dependence on increased penetration of existing markets;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of trademarks and other intellectual property rights;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;
  U.S. and foreign laws and regulations applicable to our international operations;
  uncertainties relating to the United Kingdom’s vote to exit from the European Union;
  restrictions imposed by covenants in our credit facility;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our Members;
  product liability claims;
  our incorporation under the laws of the Cayman Islands;
  whether we will purchase any of our shares in the open markets or otherwise; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015

North America	$202.2	$203.4	$955.7	$879.5
Mexico	104.8	113.7	446.6	479.9
South and Central America	120.8	136.4	488.7	569.7
EMEA	196.6	192.4	815.6	755.1
Asia Pacific	225.9	232.1	913.0	938.6
China	194.7	220.4	868.8	846.2
Worldwide Net Sales	1,045.0	1,098.4	4,488.4	4,469.0
Cost of Sales (1)	196.1	204.4	854.6	856.0
Gross Profit	848.9	894.0	3,633.8	3,613.0
Royalty Overrides	303.7	305.0	1,272.6	1,251.4
Selling, General and Administrative Expenses (2)	421.7	449.5	1,966.9	1,784.5
Other Operating Income (3)	(34.7)	(3.1)	(63.8)	(6.5)
Operating Income	158.2	142.6	458.1	583.6
Interest Expense, net	23.3	25.6	93.4	94.9
Other Expense, net (4)	-	-	-	2.3
Income Before Income Taxes	134.9	117.0	364.7	486.4
Income Taxes	35.5	32.5	104.7	147.3
Net Income	$99.4	$84.5	$260.0	$339.1

Weighted Average Shares Outstanding:
Basic	83.2	82.7	83.0	82.6
Diluted	86.0	85.8	86.1	85.3

Earnings Per Share:
Basic	$1.19	$1.02	$3.13	$4.11
Diluted	$1.16	$0.98	$3.02	$3.97

(1) Cost of Sales includes $0.1 million and $2.0 million of inventory write downs related to Venezuela for the three and twelve months ended December 31, 2015, respectively.

(2) Selling, General and Administrative Expenses includes $203 million related to regulatory settlements for the twelve months ended December 31, 2016 and $32.9 million pre-tax unfavorable impact related to the remeasurement of Venezuela Bolivar-denominated assets and liabilities at the SIMADI rate for the twelve months ended December 31, 2015.

(3) Other Operating Income relates to certain China grant income and the KPMG arbitration award.
(4) Other Expense, net relates to the impairment of investments in Bolivar-denominated bonds for the twelve months ended December 31, 2015.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	Dec 31,	Dec 31,
	2016	2015

ASSETS
Current Assets:
Cash and cash equivalents	$844.0	$889.8
Receivables, net	70.3	69.9
Inventories	371.3	332.0
Prepaid expenses and other current assets	176.9	161.1
Deferred income tax assets	-	113.5
Total Current Assets	1,462.5	1,566.3

Property, plant and equipment, net	378.0	339.2
Deferred compensation plan assets	30.6	29.3
Other assets	294.3	141.1
Marketing related intangibles and other intangible assets, net	310.1	310.2
Goodwill	89.9	91.8
Total Assets	$2,565,4	$2,477.9

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$66.0	$71.1
Royalty overrides	261.2	249.9
Accrued compensation	125.8	128.8
Accrued expenses	236.9	228.7
Current portion of long-term debt	9.5	229.5
Advance sales deposits	50.1	63.8
Income taxes payable	42.0	52.6
Total Current Liabilities	791.5	1,024.4

Non-current liabilities
Long-term debt, net of current portion	1,438.4	1,392.5
Deferred compensation plan liability	50.0	43.6
Deferred income tax liabilities	15.3	0.4
Other non-current liabilities	73.9	70.5
Total Liabilities	2,369.1	2,531.4

Commitments and Contingencies

Shareholders' equity (deficit):
Common shares	0.1	0.1
Paid-in capital in excess of par value	467.6	438.2
Accumulated other comprehensive loss	(205.1)	(165.5)
Accumulated deficit	(66.3)	(326.3)
Total Shareholders' Equity (Deficit)	196.3	(53.5)

Total Liabilities and Shareholders' Equity (Deficit)	$2,565.4	$2,477.9

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Twelve Months Ended
	12/31/2016	12/31/2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$260.0	$339.1
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	98.3	98.0
Excess tax benefits from share-based payment arrangements	(0.4)	(4.1)
Share-based compensation expenses	40.2	44.9
Non-cash interest expense	55.7	56.2
Deferred income taxes	(36.4)	(38.2)
Inventory write-downs	15.8	25.3
Foreign exchange transaction gain	(0.7)	(6.3)
Foreign exchange loss and other charges relating to Venezuela	4.5	37.2
Other	(11.8)	6.5
Changes in operating assets and liabilities:
Receivables	-	(6.2)
Inventories	(71.6)	(30.5)
Prepaid expenses and other current assets	21.1	4.4
Other assets	(26.3)	(21.3)
Accounts payable	(1.3)	6.0
Royalty overrides	20.9	21.6
Accrued expenses and accrued compensation	22.9	71.1
Advance sales deposits	(11.1)	2.3
Income taxes	(15.5)	21.8
Deferred compensation plan liability	3.0	0.9
NET CASH PROVIDED BY OPERATING ACTIVITIES	367.3	628.7
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(143.4)	(79.0)
Other	2.1	5.6
NET CASH USED IN INVESTING ACTIVITIES	(141.3)	(73.4)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from senior secured credit facility and other debt	200.0	-
Principal payments on senior secured credit facility and other debt	(438.8)	(227.6)
Issuance costs relating to long-term debt	-	(6.2)
Share repurchases	(13.2)	(16.6)
Excess tax benefits from share-based payment arrangements	0.4	4.1
Other	(0.7)	(3.7)
NET CASH USED IN FINANCING ACTIVITIES	(252.3)	(250.0)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(19.5)	(60.9)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(45.8)	244.4
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	889.8	645.4
CASH AND CASH EQUIVALENTS, END OF YEAR	$844.0	$889.8

CASH PAID DURING THE YEAR
Interest paid	$45.4	$50.5
Income taxes paid	$162.9	$168.4

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

In addition to its reported results and guidance calculated in accordance with GAAP, the company has included in this release adjusted net income and adjusted diluted EPS, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the company’s reported or forecasted results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the company’s operating performance relative to its performance based on reported or forecasted results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the company’s operations and underlying operational performance. The company’s definition of adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures of other companies because other companies may not calculate them in the same manner as the company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Twelve Months Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
	(in millions)

Net (loss) income, as reported	$99.4	$84.5	$260.0	$339.1
Remeasurement, impairment losses and other charges relating to Venezuela (1)(2)	-	4.3	-	42.5
Expenses incurred responding to attacks on the company's business model (1) (2)	1.4	3.7	12.1	18.7
Expenses related to Regulatory inquiries (1) (2)	2.4	4.7	16.3	21.5
Expenses incurred for the recovery of re-audit expenses (1) (2)	0.1	0.8	3.6	2.0
Foreign exchange loss (gain) from Euro/USD exposure on intercompany balances (1) (2)	-	-	-	(7.4)
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	11.5	10.3	45.1	42.2
Regulatory settlements (1) (2)	-	-	203.0	-
China grant income (1) (2) (4)	(5.1)	(3.1)	(34.2)	(6.5)
FTC Consent Order implementation (1) (2) (5)	5.4	-	10.7	-
Recovery of defective manufacturing equipment previously impaired (1) (2)	-	-	-	(3.1)
Arbitration award related to the re-audit (1) (2)	(29.7)	-	(29.7)	-
Legal reserve for the Bostick case (1) (2)	-	(1.9)	-	(1.9)
Income tax adjustments for above items (1) (2)	0.5	(3.0)	(69.4)	(24.9)
Net income, as adjusted (4)(6)	$85.9	$100.2	$417.4	$422.3

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items.

	Three Months Ended		Twelve Months Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015

Diluted (loss) earnings per share, as reported	$1.16	$0.98	$3.02	$3.97
Remeasurement, impairment losses and other charges relating to Venezuela (1)(2)	-	0.05	-	0.50
Expenses incurred responding to attacks on the company's business model (1) (2)	0.02	0.04	0.14	0.22
Expenses related to Regulatory inquiries (1) (2)	0.03	0.05	0.19	0.25
Expenses incurred for the recovery of re-audit expenses (1) (2)	-	0.01	0.04	0.02
Foreign exchange loss (gain) from Euro/USD exposure on intercompany balances (1) (2)	-	-	-	(0.09)
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	0.13	0.12	0.52	0.49
Regulatory settlements (1) (2)	-	-	2.36	-
China grant income (1) (2) (4)	(0.06)	(0.04)	(0.40)	(0.08)
FTC Consent Order implementation (1) (2) (5)	0.06	-	0.12	-
Recovery of defective manufacturing equipment previously impaired (1) (2)	-	-	-	(0.04)
Arbitration award related to the re-audit (1) (2)	(0.35)	-	(0.34)	-
Legal reserve for the Bostick case (1) (2)	-	(0.02)	-	(0.02)
Income tax adjustments for above items (1) (2)	0.01	(0.04)	(0.80)	(0.29)
Diluted earnings per share, as adjusted (4)(6)	$1.00	$1.17	$4.85	$4.95

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods.

(2) Excludes tax (benefit)/expense as follows:
	Three Months Ended		Twelve Months Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
	(in millions)

Remeasurement, impairment losses and other charges relating to Venezuela	-	(1.8)	-	(14.9)
Expenses incurred responding to attacks on the company's business model	(0.1)	(0.4)	(3.0)	(4.9)
Expenses related to Regulatory inquiries	(0.2)	(0.8)	(5.5)	(7.3)
Expenses incurred for the recovery of re-audit expenses	-	(0.2)	(1.0)	(0.7)
Foreign exchange loss (gain) from Euro/USD exposure on intercompany balances	-	(0.5)	-	(0.8)
Non-cash interest expense and amortization of non-cash issuance costs	(1.8)	(0.9)	-	-
Regulatory settlements	(1.3)	-	(70.0)	-
China grant income	1.4	0.9	9.8	1.9
FTC Consent Order Implementation	(1.4)	-	(3.6)	-
Recovery of defective manufacturing equipment previously impaired	-	-	-	1.1
Arbitration award related to the re-audit	3.9	-	3.9	-
Legal reserve for the Bostick case	-	0.7	-	0.7
Total income tax adjustments	$0.5	$(3.0)	$(69.4)	$(24.9)

(3) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(4) Prior year amounts have been updated for comparative purposes to adjust for China grant income recognized in 2015.
(5) Includes $1.7 million of product discounts related to preferred member conversions.
(6) Amounts may not total due to rounding.

The following is a reconciliation of diluted earnings per share guidance, presented in accordance with U.S. generally accepted accounting principles, to adjusted diluted earnings per share guidance for certain items.

	Three Months Ending	Twelve Months Ending
	March 31, 2017	December 31, 2017

Diluted EPS Guidance (1)	$0.50 - $0.70	$2.95 - $3.35
Expenses incurred responding to attacks on the company's business model (2)	0.02	0.06
Non-cash interest expense and amortization of non-cash issuance costs (3)	0.13	0.50
FTC Consent Order Implementation (4) (5)	0.08	0.12
Expenses related to Regulatory inquiries (6)	0.03	0.06
Income tax adjustments for above items (7)	(0.02)	(0.06)
Adjusted Diluted EPS Guidance (8)	$0.75 - $0.95	$3.65 - $4.05

(1) Excludes the potential ongoing tax effects from the exercise of equity awards that will impact our tax rate beginning fiscal year 2017 due to a recently issued Stock Compensation accounting standard.
(2) Excludes tax impact of $0.4 million and $1.5 million for the three months ending March 31, 2017 and the twelve months ending December 31, 2017, respectively.
(3) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(4) Excludes tax impact of $2.0 million and $3.0 million for the three months ending March 31, 2017 and the twelve months ending December 31, 2017, respectively.
(5) Includes $3.0 million of product discounts related to preferred member conversions.
(6) Excludes tax impact of $0.8 million and $1.5 million for the three months ending March 31, 2017 and the twelve months ending December 31, 2017, respectively.
(7) Aggregates the individual tax impacts of each item as described in greater detail in footnotes 2, 4 and 6 above.
(8) Amounts may not total due to rounding.

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1 Adjusted net income and adjusted diluted EPS are both non-GAAP measures and, for the purposes of reported results, exclude the impact of charges relating to Venezuela, expenses relating to challenges to the company’s business model, regulatory inquiries, expenses related to the recovery of re-audit expenses, foreign exchange impact from EUR/USD exposure, the impact of non-cash interest costs associated with the company’s convertible notes, regulatory settlements, China grant income, FTC settlement implementation, recovery of defective manufacturing equipment, arbitration award related to the re-audit and reserves related to the Bostick case. Adjusted diluted EPS, for the purposes of 2017 guidance, excludes the impact of expenses relating to challenges to the company’s business model, the impact of non-cash interest costs associated with the company’s convertible notes, FTC settlement implementation and expenses related to regulatory inquiries. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why we believe these non-GAAP measures are useful.

2 Prior year amounts have been updated for comparative purposes to adjust for China grant income recognized in 2015. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why we believe these non-GAAP measures are useful.

3 Supplemental tables that include Average Active Sales Leader and additional business metrics can be found at http://www.ir.herbalife.com.

CONTACT:
Herbalife Ltd.
Media Contact:
Jennifer Butler, 213.745.0420
VP, Media Relations
or
Investor Contact:
Alan Quan, 213.745.0541
VP, Investor Relations